                                                    REGISTRATION NO. 333-20323

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                            EQUITABLE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

      PENNSYLVANIA                                       25-0464690
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                           420 BOULEVARD OF THE ALLIES
                              PITTSBURGH, PA 15219
                                 (412) 261-3000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                A. MARK ABRAMOVIC
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            EQUITABLE RESOURCES, INC.
                           420 BOULEVARD OF THE ALLIES
                              PITTSBURGH, PA 15219
                                 (412) 553-5710
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.
                                 ---------------------
      IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. |_|

      IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. |X|
                                 --------------------
      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8.A. of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8.A., may determine
                                -----------------
                         Calculation of Registration Fee
--------------------------------------------------------------------------------
 Title of each               Proposed maximum   Proposed maximum
   class of     Amount to be    aggregate      aggregate offering    Amount of
 securities to   registered   offering price         price          registration
      be                       per share (*)          (*)               fee
  registered
--------------------------------------------------------------------------------
Common stock,    164,345        $29.75            $4,889,264          $1,482
no par value      shares
--------------------------------------------------------------------------------
* Estimated solely for purposes of determining the registration fee.

                   Subject to completion dated January 24, 1997

                                   PROSPECTUS

                            EQUITABLE RESOURCES, INC.

                         164,345 Shares of Common Stock
                               (without par value)

      This Prospectus relates to up to 164,345 shares (the "Shares") of Common Stock, without par value, of Equitable Resources, Inc., a Pennsylvania corporation (the "Company"), which may be offered and sold by the selling shareholders named herein (the "Selling Shareholders") from time to time. The Shares were acquired from the Company through a certain transaction more particularly described herein under the heading "Selling Shareholders." The Company will receive no part of the proceeds from the sale of the Shares.

      The distribution of the Shares by the Selling Shareholders may be effected directly by means of ordinary brokers' transactions on the New York Stock Exchange or Philadelphia Stock Exchange or in privately negotiated transactions at such prices as may be obtainable and acceptable to the Selling Shareholders. See "Plan of Distribution." The Company will pay the expenses of registration of the Shares. The Selling Shareholders will pay all commissions and transfer taxes, if any, and all fees and expenses of their own legal counsel and accountants. The Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      The Shares are traded on the New York Stock Exchange and the Philadelphia Stock Exchange under the trading symbol "EQT."

      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------
                                        Underwriting       Proceeds to
               Price to Public (1)        discount           Company
--------------------------------------------------------------------------
Per share                                    0                  0
--------------------------------------------------------------------------
Total                                        0                  0
--------------------------------------------------------------------------
--------------------------------------------------------------------------
(1) Not determinable at the present time.




                 The date of this prospectus is ____, 1997.

AVAILABLE INFORMATION

      The Company, a Pennsylvania corporation, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices maintained by the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Documents filed by the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at the offices of the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103, on which exchanges certain of the Company's securities are listed. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the Company at 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the Securities and Exchange Commission pursuant to the Exchange Act:

      a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

      b) the Company's definitive Proxy Statement dated April 9, 1996 in connection with its Annual Meeting of Shareholders held on May 23, 1996.

      c)    The Company's current report on Form 8-K dated February 20, 1997.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus from the dates of filing of such documents.

      Upon written or oral request the Company will provide without charge to any person to whom this Prospectus is delivered a copy of any or all information incorporated by reference in this Prospectus (except exhibits to such information, unless such exhibits are specifically incorporated by reference herein). Such requests should be directed to Audrey C. Moeller, Vice President and Corporate Secretary, Equitable Resources, Inc., 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219 (telephone number 412-553-5877).

THE COMPANY

      Equitable Resources, Inc. is an energy service company engaged primarily, through its divisions and subsidiaries, in the exploration for, and development, production, purchase, transmission, storage, distribution and marketing of natural gas, the extraction of natural gas liquids, the exploration for, development, production and sale of oil and contract drilling, and the marketing of electricity and cogeneration development.

      Exploration and production activities are conducted by Equitable Resources Energy Company through its divisions and subsidiaries. Its activities are principally in the Appalachian area where it explores for, develops, produces and sells natural gas and oil, extracts and markets natural gas liquids and performs contract drilling and well maintenance services. The exploration and production segment also conducts operations in the Rocky Mountain area, including the Canadian Rockies where it explores for, develops and produces oil, and, to a lesser extent, natural gas. In the Southwest and Gulf Coast offshore areas, this segment participates in exploration and development of gas and oil projects.

      Energy marketing activities are conducted by ERI Services, Inc. Its activities include marketing of natural gas and electricity, extraction and sale of natural gas liquids, intrastate transportation, cogeneration development and central facility plant operations.

      Natural gas distribution activities comprise the operations of Equitable Gas Company, the Company's state-regulated natural gas utility. Natural gas distribution services are provided to more than 266,000 customers located mainly in the city of Pittsburgh and its environs and, to a more limited extent, in northern West Virginia and through field line sales in Eastern Kentucky.

      Natural gas transmission activities are conducted by three Federal Energy Regulatory Commission-regulated gas pipelines: Kentucky West Virginia Gas Company, L.L.C., Equitrans, L.P. and Nora Transmission
Company.   Activities  include  gas transportation, gathering, storage, and marketing activities.

RECENT DEVELOPMENTS

      The Company has entered into an agreement with the Department of Energy to acquire a 67 mile oil pipeline in Southern Louisiana. The purchase price for the pipeline is $22,000,000 with the sale scheduled to close May 1, 1997. The purchase price will be paid in cash at closing and will be financed through the issuance of commercial paper by the Company. The Company intends to convert the pipeline to a high pressure natural gas pipeline which is expected to be fully operational by July 1, 1997. The pipeline acquisition is intended to increase the Company's ability to provide natural gas to industrial gas consumers in the Gulf Coast Region of the United States.

SELLING SHAREHOLDERS

      The Shares of the Company's Common Stock registered hereunder are to be sold for the accounts of the following Selling Shareholders in the following amounts:

            David I. Rowland                 80,560   Shares
            David G. Mannherz                29,776   Shares
            Patrick J. Cannata               21,825   Shares
            Nicholas Yacyk                   16,092   Shares
            Stephen Barvenik                 16,092   Shares

      The Shares represent approximately one-half of one percent of the Company's issued and outstanding shares. Of the 164,345 shares being registered for the account of the Selling Shareholders, 121,551 shares in the aggregate are issuable by the Company to the Selling Shareholders on January 24, 1997. Additional shares will be held for a period of one to three years before being released to the Selling Shareholders.

      David Rowland is the President, David Mannherz and Stephen Barvenik are Vice Presidents and Nicholas Yacyk and Patrick Cannata are supervisory employees of Scallop Thermal Management, Inc. ("Scallop"). All of the outstanding stock of Scallop was acquired on January 24, 1997 by EQT Capital Corporation, a wholly-owned subsidiary of the Company. None of the Selling Shareholders had a material relationship with the Company or any of its affiliates prior to that date. The Company's common stock which is owned by the Selling Shareholders was received through that transaction.

      The Shares offered hereunder represent all of the shares held by the Selling Shareholders.

PLAN OF DISTRIBUTION

      The Shares are being offered for the respective accounts of the Selling Shareholders. The Company will not receive any proceeds from the sale of any Shares by the Selling Shareholders.

      The sale of Shares by the Selling Shareholders may be effected from time to time by means of ordinary brokers' transactions on the New York Stock
Exchange or the Philadelphia Stock Exchange or in privately negotiated transactions at such prices as may be obtainable and acceptable to the Selling Shareholders. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

      The Selling Shareholders and any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any sale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

      Certain legal matters in connection with the sale of the shares of Common Stock offered hereby will be passed upon for the Company by Johanna G. O'Loughlin, Esq., employed by the Company as its Vice President and General Counsel. On January 20, 1997 Ms. O'Loughlin beneficially owned no shares of the Company's Common Stock and held options to purchase an additional 4,000 shares of Common Stock.

EXPERTS

      The consolidated financial statements of the Equitable Resources, Inc. appearing in the Company's Annual Report on Form 10-K as amended by its Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                            EQUITABLE RESOURCES, INC.

                         164,345 SHARES OF COMMON STOCK

                          -----------------------------

                                   PROSPECTUS

                          -----------------------------


                               JANUARY _____, 1997



      No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Estimated expenses of the Registrant in connection with the issuance and distribution of the Registrant's Common Stock are as follows:

      Securities and Exchange Commission
       registration fee ....................................$1,482
      Accounting fees and expenses..........................$5,000
      Legal fees and expenses.................................$500
      Other...................................................$500
        Total Expenses......................................$7,482

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "PBCL") provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

      PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

      (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

      (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

      (3)   by the shareholders.

      Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

      PBCL Section 1746 provides that the indemnification and advancement of expense provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise by any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Article IV of the by-laws of the Registrant provides that the Directors, officers, agents and employees of the Registrant shall be indemnified as of right to the fullest extent now or hereafter not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of their service to the Registrant or to another enterprise at the request of the Registrant.

      PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was as director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

      Article IV of the by-laws of the Registrant provides that the Registrant may purchase and maintain insurance to protect itself and any Director, officer, agent or employee entitled to indemnification under Article IV against any liability asserted against such person and incurred by such person in respect of the service of such person to the Registrant whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of Article IV.

      The Registrant maintains directors' and officers' liability insurance covering its Directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Under this insurance, the Registrant may receive reimbursement for amounts as to which the Directors and officers are indemnified by the Registrant under the foregoing by-law indemnification provisions. Such insurance also provides certain additional coverage for the Directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing by-law indemnification provision.

      As permitted by PBCL Section 1713, the Articles and by-laws of the Registrant provide that no Director shall be personally liable for monetary damages for any action taken, or failure to take any action, unless such Director's breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a Director pursuant to any criminal statute or the liability of a Director for the payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a Director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a Director owes to the corporation, provides that a Director stands in a fiduciary relation to the corporation and must perform his duties as a Director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

      In June, 1987, the Registrant entered into a separate Indemnity Agreement with each of its then Directors and officers. These Indemnity Agreements provide a contractual right to indemnification against expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses, and contain additional provisions regarding the determination of entitlement, settlement of proceedings, insurance, rights of contribution, and other matters.

ITEM 16.  EXHIBITS

5.1 Consent of Johanna G. O'Loughlin, Esq. is contained in her Opinion filed as Exhibit 5.1.

23.1 - Consent of Ernst & Young LLP.

ITEM 17.  UNDERTAKINGS

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above (other than pursuant to the policy of directors and officers liability insurance), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issued.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 25, 1997.


                            EQUITABLE RESOURCES, INC.
                                  (Registrant)


                              By     \s\ A. MARK ABRAMOVIC
                                         A. Mark Abramovic
                          Senior Vice President and Chief Financial Officer




Pursuant to the requirements of the Securities Act of 1933, this registrations statement has been signed by the following persons in the capacities indicated on March 25, 1997:


            Signature                           Title

     /s/FREDERICK H. ABREW          President and Chief Executive Officer
         Frederick H. Abrew         and Director

     /s/A. MARK ABRAMOVIC           Senior Vice President and Chief Financial
       A. Mark Abramovic            Officer

   /s/ JEFFREY C. SWOVELAND         Vice President - Finance and Treasurer
     Jeffrey C. Swoveland           (Chief Accounting Officer)

      /s/ PAUL CHRISTIANO           Director
        Paul Christiano

  /s/ E. LAWRENCE KEYES, JR.        Director
    E. Lawrence Keyes, Jr.

    /s/ THOMAS A. MCCONOMY          Director
      Thomas A. McConomy

     /s/ DONALD I. MORITZ           Director
       Donald I . Moritz

                                    Director
       Malcolm M. Prine

                                    Director
         James E. Rohr

     /s/ PHYLLIS A. SAVILL          Director
       Phyllis A. Savill

     /s/ DAVID S. SHAPIRA           Director
       David S. Shapira

    /s/ J. MICHAEL TALBERT          Director
      J. Michael Talbert

                                                                  Exhibit 5.1


                  OPINION AND CONSENT OF JOHANNA G. O'LOUGHLIN, ESQ.


                                                      March 25, 1997



      I am the Vice President and General Counsel of Equitable Resources, Inc., a Pennsylvania corporation (the "Company"), and I have acted in such capacity in connection with the Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 164,345 shares of Common Stock, no par value, which are being offered for sale by certain Shareholders (the "Shareholders") of the Company. In such connection, I have examined the originals, or copies thereof identified to my satisfaction, of such corporate records of the Company and such other documents, records, opinions and papers as I have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

      I understand that, prior to the sale of Common Stock by the Shareholders, the Registration Statement will have become effective under the Securities Act of 1933.

      Based on the foregoing, I advise you that in my opinion:

      The 164,345 shares of Common Stock which are being registered will be, when sold by the Shareholders, legally issued, fully paid and non-assessable.

      I hereby consent to the filing of my opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,


                                      /s/ JOHANNA G. O'LOUGHLIN
                                          Johanna G. O'Loughlin
                                   Vice President and General Counsel

                                                               Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Equitable Resources, Inc. for the registration of 164,345 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 1997, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 and filed with the Securities and Exchange Commission.




                                    /s/ ERNST & YOUNG LLP




Pittsburgh, Pennsylvania
March 24, 1997

The following copy of Form S-3/A is the marked copy. Underlined sections are provided indicating the revised text.

                                                      REGISTRATION NO. 333-20323

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        PRE-EFFECTIVE AMENDMENT NO. 2 TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                            EQUITABLE RESOURCES, INC.
             (Exact name of registrant as specified in its charter)

      PENNSYLVANIA                                       25-0464690
(State of Incorporation)                    (I.R.S. Employer Identification No.)

                           420 BOULEVARD OF THE ALLIES
                              PITTSBURGH, PA 15219
                                 (412) 261-3000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                A. MARK ABRAMOVIC
                   VICE PRESIDENT AND CHIEF FINANCIAL OFFICER
                            EQUITABLE RESOURCES, INC.
                           420 BOULEVARD OF THE ALLIES
                              PITTSBURGH, PA 15219
                                 (412) 553-5710
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                              ---------------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement, as determined by market conditions.
                              ---------------------
      IF THE ONLY SECURITIES BEING REGISTERED ON THIS FORM ARE BEING OFFERED PURSUANT TO DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. |_|

      IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE SECURITIES ACT OF 1933, OTHER THAN SECURITIES OFFERED ONLY IN CONNECTION WITH DIVIDEND OR INTEREST REINVESTMENT PLANS, PLEASE CHECK THE FOLLOWING BOX. |X|
                                 --------------------
      The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8.A. of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8.A., may determine
                                   -----------------
                         Calculation of Registration Fee
--------------------------------------------------------------------------------
 Title of each               Proposed maximum   Proposed maximum
   class of     Amount to be aggregate         aggregate offering    Amount of
 securities to   registered  offering price          price          registration
      be                     per share (*)            (*)               fee
  registered
--------------------------------------------------------------------------------
Common stock,     164,345
no par value       shares       $29.75             $4,889,264          $1,482
--------------------------------------------------------------------------------
* Estimated solely for purposes of determining the registration fee.

                     Subject to completion dated January 24, 1997

                                   PROSPECTUS

                            EQUITABLE RESOURCES, INC.

                         164,345 Shares of Common Stock
                               (without par value)

      This Prospectus relates to up to 164,345 shares (the "Shares") of Common Stock, without par value, of Equitable Resources, Inc., a Pennsylvania corporation (the "Company"), which may be offered and sold by the selling shareholders named herein (the "Selling Shareholders") from time to time. The Shares were acquired from the Company through a certain transaction more particularly described herein under the heading "Selling Shareholders." The Company will receive no part of the proceeds from the sale of the Shares.

      The distribution of the Shares by the Selling Shareholders may be effected directly by means of ordinary brokers' transactions on the New York Stock Exchange or Philadelphia Stock Exchange or in privately negotiated transactions at such prices as may be obtainable and acceptable to the Selling Shareholders. See "Plan of Distribution." The Company will pay the expenses of registration of the Shares. The Selling Shareholders will pay all commissions and transfer taxes, if any, and all fees and expenses of their own legal counsel and accountants. The Company and the Selling Shareholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

      The Shares are traded on the New York Stock Exchange and the Philadelphia Stock Exchange under the trading symbol "EQT."


      THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

--------------------------------------------------------------------------
                                        Underwriting       Proceeds to
                Price to Public (1)       discount           Company
--------------------------------------------------------------------------
Per share                                    0                  0
--------------------------------------------------------------------------
Total                                        0                  0
--------------------------------------------------------------------------
   (1) Not determinable at the present time.



                      The date of this prospectus is ____, 1997.

eg\S397AME2

AVAILABLE INFORMATION

      The Company, a Pennsylvania corporation, is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy and information statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy and information statements and other information can be inspected and copied at the Public Reference Room of the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices maintained by the Commission at 7 World Trade Center, 13th Floor, New York, New York 10048 and Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549. Documents filed by the Company can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005, and at the offices of the Philadelphia Stock Exchange, 1900 Market Street, Philadelphia, Pennsylvania 19103, on which exchanges certain of the Company's securities are listed. In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the Company at 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

      There are hereby incorporated by reference in this Prospectus the following documents heretofore filed with the Securities and Exchange Commission pursuant to the Exchange Act:

      a) the Company's Annual Report on Form 10-K for the year ended December 31, 1996.

      b) the Company's definitive Proxy Statement dated April 9, 1996 in connection with its Annual Meeting of Shareholders held on May 23, 1996.

      c)    The Company's current report on Form 8-K dated February 20, 1997.

      All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of the offering of the Common Stock shall be deemed to be incorporated by reference into this Prospectus from the dates of filing of such documents.

      Upon written or oral request the Company will provide without charge to any person to whom this Prospectus is delivered a copy of any or all information incorporated by reference in this Prospectus (except exhibits to such information, unless such exhibits are specifically incorporated by reference herein). Such requests should be directed to Audrey C. Moeller, Vice President and Corporate Secretary, Equitable Resources, Inc., 420 Boulevard of the Allies, Pittsburgh, Pennsylvania 15219 (telephone number 412-553-5877).

THE COMPANY

      Equitable Resources, Inc. is an energy service company engaged primarily, through its divisions and subsidiaries, in the exploration for, and development, production, purchase, transmission, storage, distribution and marketing of natural gas, the extraction of natural gas liquids, the exploration for, development, production and sale of oil and contract drilling, and the marketing of electricity and cogeneration development.

      Exploration and production activities are conducted by Equitable Resources Energy Company through its divisions and subsidiaries. Its activities are principally in the Appalachian area where it explores for, develops, produces and sells natural gas and oil, extracts and markets natural gas liquids and performs contract drilling and well maintenance services. The exploration and production segment also conducts operations in the Rocky Mountain area, including the Canadian Rockies where it explores for, develops and produces oil, and, to a lesser extent, natural gas. In the Southwest and Gulf Coast offshore areas, this segment participates in exploration and development of gas and oil projects.

      Energy marketing activities are conducted by ERI Services, Inc. Its activities include marketing of natural gas and electricity, extraction and sale of natural gas liquids, intrastate transportation, cogeneration development and central facility plant operations.

      Natural gas distribution activities comprise the operations of Equitable Gas Company, the Company's state-regulated natural gas utility. Natural gas distribution services are provided to more than 266,000 customers located mainly in the city of Pittsburgh and its environs and, to a more limited extent, in northern West Virginia and through field line sales in Eastern Kentucky.

      Natural gas transmission activities are conducted by three Federal Energy Regulatory Commission-regulated gas pipelines: Kentucky West Virginia Gas Company, L.L.C., Equitrans, L.P. and Nora Transmission
Company.   Activities  include  gas transportation, gathering, storage, and marketing activities.

RECENT DEVELOPMENTS

      The Company has entered into an agreement with the Department of Energy to acquire a 67 mile oil pipeline in Southern Louisiana. The purchase price for the pipeline is $22,000,000 with the sale scheduled to close May 1, 1997.
The purchase price will be paid in cash at closing and will be financed through
-------------------------------------------------------------------------------
the issuance of commercial paper by the Company.  The Company intends to convert
-----------------------------------------------
the pipeline to a high pressure natural gas pipeline which is expected to be fully operational by July 1, 1997. The pipeline acquisition is intended to increase the Company's ability to provide natural gas to industrial gas consumers in the Gulf Coast Region of the United States.

SELLING SHAREHOLDERS

      The Shares of the Company's Common Stock registered hereunder are to be sold for the accounts of the following Selling Shareholders in the following amounts:

            David I. Rowland                 80,560   Shares
            David G. Mannherz                29,776   Shares
            Patrick J. Cannata               21,825   Shares
            Nicholas Yacyk                   16,092   Shares
            Stephen Barvenik                 16,092   Shares

      The Shares represent approximately one-half of one percent of the Company's issued and outstanding shares. Of the 164,345 shares being registered for the account of the Selling Shareholders, 121,551 shares in the aggregate are issuable by the Company to the Selling Shareholders on January 24, 1997. Additional shares will be held for a period of one to three years before being released to the Selling Shareholders.

      David Rowland is the President, David Mannherz and Stephen Barvenik are Vice Presidents and Nicholas Yacyk and Patrick Cannata are supervisory employees of Scallop Thermal Management, Inc. ("Scallop"). All of the outstanding stock of Scallop was acquired on January 24, 1997 by EQT Capital Corporation, a wholly-owned subsidiary of the Company. None of the Selling Shareholders had a material relationship with the Company or any of its affiliates prior to that date. The Company's common stock which is owned by the Selling Shareholders was received through that transaction.

      The Shares offered hereunder represent all of the shares held by the Selling Shareholders.

PLAN OF DISTRIBUTION

      The Shares are being offered for the respective accounts of the Selling Shareholders. The Company will not receive any proceeds from the sale of any Shares by the Selling Shareholders.

      The sale of Shares by the Selling Shareholders may be effected from time to time by means of ordinary brokers' transactions on the New York Stock
Exchange or the Philadelphia Stock Exchange or in privately negotiated transactions at such prices as may be obtainable and acceptable to the Selling Shareholders. The Selling Shareholders may effect such transactions by selling the Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of the Shares for which such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary compensation).

      The Selling Shareholders and any broker-dealers who act in connection with the sale of the shares hereunder may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and profit on any sale of the Shares as principal might be deemed to be underwriting discounts and commissions under the Securities Act.

LEGAL MATTERS

      Certain legal matters in connection with the sale of the shares of Common Stock offered hereby will be passed upon for the Company by Johanna G. O'Loughlin, Esq., employed by the Company as its Vice President and General Counsel. On January 20, 1997 Ms. O'Loughlin beneficially owned no shares of the Company's Common Stock and held options to purchase an additional 4,000 shares of Common Stock.

EXPERTS

      The consolidated financial statements of the Equitable Resources, Inc. appearing in the Company's Annual Report on Form 10-K as amended by its Amendment No. 1 to its Annual Report on Form 10-K/A for the year ended December 31, 1995, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report, given upon the authority of such firm as experts in accounting and auditing.

                            EQUITABLE RESOURCES, INC.

                         164,345 SHARES OF COMMON STOCK

                          -----------------------------

                                   PROSPECTUS

                          -----------------------------


                               JANUARY _____, 1997



      No dealer, salesman or any other person has been authorized to give any information or to make any representations other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any securities in any jurisdiction in which such an offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances create any implication that there has been no change in the affairs of the Company since the date hereof.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      Estimated expenses of the Registrant in connection with the issuance and distribution of the Registrant's Common Stock are as follows:

      Securities and Exchange Commission
       registration fee ....................................$1,482
      Accounting fees and expenses..........................$5,000
      Legal fees and expenses.................................$500
      Other...................................................$500
        Total Expenses......................................$7,482

ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "PBCL") provides that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

      PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

      (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

      (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

      (3)   by the shareholders.

      Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

      PBCL Section 1746 provides that the indemnification and advancement of expense provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise by any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      Article IV of the by-laws of the Registrant provides that the Directors, officers, agents and employees of the Registrant shall be indemnified as of right to the fullest extent now or hereafter not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of their service to the Registrant or to another enterprise at the request of the Registrant.

      PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was as director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

      Article IV of the by-laws of the Registrant provides that the Registrant may purchase and maintain insurance to protect itself and any Director, officer, agent or employee entitled to indemnification under Article IV against any liability asserted against such person and incurred by such person in respect of the service of such person to the Registrant whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of Article IV.

      The Registrant maintains directors' and officers' liability insurance covering its Directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Under this insurance, the Registrant may receive reimbursement for amounts as to which the Directors and officers are indemnified by the Registrant under the foregoing by-law indemnification provisions. Such insurance also provides certain additional coverage for the Directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing by-law indemnification provision.

      As permitted by PBCL Section 1713, the Articles and by-laws of the Registrant provide that no Director shall be personally liable for monetary damages for any action taken, or failure to take any action, unless such Director's breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a Director pursuant to any criminal statute or the liability of a Director for the payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a Director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a Director owes to the corporation, provides that a Director stands in a fiduciary relation to the corporation and must perform his duties as a Director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interests of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

      In June, 1987, the Registrant entered into a separate Indemnity Agreement with each of its then Directors and officers. These Indemnity Agreements provide a contractual right to indemnification against expenses and liabilities (subject to certain limitations and exceptions) and a contractual right to advancement of expenses, and contain additional provisions regarding the determination of entitlement, settlement of proceedings, insurance, rights of contribution, and other matters.

ITEM 16.  EXHIBITS

5.1 Consent of Johanna G. O'Loughlin, Esq. is contained in her Opinion filed as Exhibit 5.1.

23.1 - Consent of Ernst & Young LLP.

ITEM 17.  UNDERTAKINGS

      The Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3 of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described under Item 15 above (other than pursuant to the policy of directors and officers liability insurance), or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issued.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 25, 1997.


                            EQUITABLE RESOURCES, INC.
                              (Registrant)


                              By     \s\ A. MARK ABRAMOVIC
                                         A. Mark Abramovic
                         Senior Vice President and Chief Financial Officer



Pursuant to the requirements of the Securities Act of 1933, this registrations statement has been signed by the following persons in the capacities indicated on March 25, 1997:


            Signature                           Title

     /s/FREDERICK H. ABREW          President and Chief Executive Officer
         Frederick H. Abrew         and Director

     /s/A. MARK ABRAMOVIC           Senior Vice President and Chief Financial
       A. Mark Abramovic            Officer

   /s/ JEFFREY C. SWOVELAND         Vice President - Finance and Treasurer
     Jeffrey C. Swoveland           (Chief Accounting Officer)

      /s/ PAUL CHRISTIANO           Director
        Paul Christiano

  /s/ E. LAWRENCE KEYES, JR.        Director
    E. Lawrence Keyes, Jr.

    /s/ THOMAS A. MCCONOMY          Director
      Thomas A. McConomy

     /s/ DONALD I. MORITZ           Director
       Donald I . Moritz

                                    Director
       Malcolm M. Prine

                                    Director
         James E. Rohr

     /s/ PHYLLIS A. SAVILL          Director
       Phyllis A. Savill

     /s/ DAVID S. SHAPIRA           Director
       David S. Shapira

    /s/ J. MICHAEL TALBERT          Director
      J. Michael Talbert

                                                                 Exhibit 5.1



                  OPINION AND CONSENT OF JOHANNA G. O'LOUGHLIN, ESQ.




                                                      March 25, 1997


      I am the Vice President and General Counsel of Equitable Resources, Inc., a Pennsylvania corporation (the "Company"), and I have acted in such capacity in connection with the Registration Statement on Form S-3 being filed with the Securities and Exchange Commission (the "Registration Statement") for the purpose of registering under the Securities Act of 1933, as amended, 164,345 shares of Common Stock, no par value, which are being offered for sale by certain Shareholders (the "Shareholders") of the Company. In such connection, I have examined the originals, or copies thereof identified to my satisfaction, of such corporate records of the Company and such other documents, records, opinions and papers as I have deemed necessary or appropriate in order to give the opinions hereinafter set forth.

      I understand that, prior to the sale of Common Stock by the Shareholders, the Registration Statement will have become effective under the Securities Act of 1933.

      Based on the foregoing, I advise you that in my opinion:

      The 164,345 shares of Common Stock which are being registered will be, when sold by the Shareholders, legally issued, fully paid and non-assessable.

      I hereby consent to the filing of my opinion as Exhibit 5.1 to the Registration Statement.

                                          Very truly yours,


                                     /s/ JOHANNA G. O'LOUGHLIN
                                         Johanna G. O'Loughlin
                                   Vice President and General Counsel

                                                               Exhibit 23.1





                         CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Equitable Resources, Inc. for the registration of 164,345 shares of its common stock and to the incorporation by reference therein of our report dated February 19, 1997, with respect to the consolidated financial statements and schedule of Equitable Resources, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1996 and filed with the Securities and Exchange Commission.




                                    /s/ ERNST & YOUNG LLP




Pittsburgh, Pennsylvania
March 24, 1997